Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Network-1 Technologies, Inc.
Corey M. Horowitz, Chairman and CEO
(917) 692-0000

NETWORK-1 REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

New Canaan, Connecticut - May 8, 2026 - Network-1 Technologies, Inc. (NYSE American: NTIP) (“Network-1”), a company specializing in the acquisition, development, licensing and monetization of its intellectual property assets, today announced financial results for the quarter ended March 31, 2026.

Network-1 reported no revenue for the three months ended March 31, 2026, compared to $150,000 of revenue for the three months ended March 31, 2025.

Operating expenses for the first quarter of 2026 were $1,415,000, an increase of $620,000 from $795,000 in the first quarter of 2025, primarily due to increased litigation-related professional fees of $625,000.

Interest and dividend income for the first quarter of 2026 was $384,000, a decrease of $100,000 compared to $484,000 for the same period in 2025. During the first quarter of 2026, Network-1 also recorded realized and unrealized losses on marketable securities of $287,000, compared to gains of $149,000 in 2025, a decrease of $436,000 reflecting declines in the market value of U.S. government securities and fixed-income mutual funds as a result of higher short-term Treasury yields as of March 31, 2026.

During the first quarter, Network-1 recorded a gain of $1,052,000 related to the remeasurement of the carrying value of its investment in ILiAD Biotechnologies, Inc. (“ILiAD”) following ILiAD’s $115,000,000 financing in February 2026. As a result of the financing, Network-1 transitioned from the equity method of accounting to the cost method for its investment in ILiAD resulting in the gain for accounting purposes.

Network-1 reported a net loss of $511,000, or $0.02 per share (basic and diluted), for the three months ended March 31, 2026, compared to a net loss of $363,000, or $0.02 per share, for the three months ended March 31, 2025. The increased net loss was primarily due to higher litigation-related expenses, increased realized and unrealized losses on marketable securities, and higher net deferred income tax expense, offset by the gain recognized on the ILiAD investment and the absence of recognized equity-method losses in ILiAD in 2026.

Network-1 continues to pursue five pending patent litigations involving its M2M/IoT, HFT, and Cox Patent portfolios. In connection with Network-1’s litigation against Google and YouTube involving the Cox Patent Portfolio, on April 23, 2026, the U.S. Court of Appeals for the Federal Circuit issued a decision overturning the judgment of non-infringement entered by the U.S. District Court for the Southern District of New York relating to the Network-1’s Patent No. 8,205,237 for certain implementations of Google’s Content ID system. The Federal Circuit remanded the case to the District Court for further proceedings on the infringement case consistent with its decision.

In April and May 2026, the U.S. Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent & Trademark Office denied the institution, on the merits, of six Inter Partes Review proceedings requested by Samsung, relating to all six patents being asserted by Network-1 in its patent litigation against Samsung pending in the United States District Court for the Eastern District of Texas, Marshall Division, for infringement of patents within Network-1’s M2M/ IoT Patent Portfolio.

On March 31, 2026, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $34,589,000 and working capital of $33,674,000. Management believes that based on Network-1’s current cash position, it has sufficient liquidity to fund operations for the foreseeable future.

Network-1’s dividend policy consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually), historically paid in March and September. During the first quarter of 2026, Network-1 continued to declare and pay dividends consistent with this policy. The dividend policy remains subject to periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

During the quarter ended March 31, 2026, Network-1 repurchased 60,996 shares of its common stock at an aggregate cost of $82,681 (exclusive of commissions), or an average price of $1.36 per share, under its Share Repurchase Program. Since inception of the program in 2011 through March 31, 2026, Network-1 has repurchased 10,647,490 shares at an aggregate cost of $20,352,652 (exclusive of commissions) or an average per share price of $1.91. Combined with the approximately $25,400,000 in dividends paid beginning in 2010 through March 31, 2026, Network-1 has returned, through such dividends and share repurchases, in excess of $45,800,000 to its shareholders.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of patented technologies. Network-1 currently owns 121 U.S. patents (54 expired) and 15 international patents covering various technologies, including enabling technology for authenticating and using eSIM technology in Internet of Things (“IoT”) Machine-to-Machine and other mobile devices, certain advanced technologies related to high frequency trading, technologies relating to document stream operating systems and the identification of media content and enabling technology to support, among other things, the interoperability of smart home IoT devices. Network-1's current strategy includes efforts to monetize four patent portfolios (the M2M/IoT, HFT, Cox and Smart Home portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 achieved in the past with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent generated licensing revenue in excess of $188,000,000 and Network-1 achieved licensing and other revenue in excess of $47,000,000 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 13, 2026, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio, its M2M/IoT Patent Portfolio and its Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its M2M/IoT Patent Portfolio, HFT Patent Portfolio, Smart Home Portfolio and Cox Patent Portfolio, as well as a successful outcome on its investment in ILiAD Biotechnologies, Inc. or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue to be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheet as of and for the quarter ended March 31, 2026 are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
ASSETS CURRENT ASSETS:	(Unaudited)
Cash and cash equivalents	$8,610,000	$13,402,000
Marketable securities, at fair value	25,979,000	23,467,000
Other current assets	195,000	237,000
TOTAL CURRENT ASSETS	34,784,000	37,106,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,810,000	1,479,000
Equity investments	2,786,000	1,734,000
Security deposit	13,000	13,000
Total Other Assets	4,609,000	3,226,000
TOTAL ASSETS	$39,393,000	$40,332,000
LIABILITIES AND STOCKHOLDERS’ EQUITY: CURRENT LIABILITIES:
Accounts payable	$352,000	$253,000
Accrued payroll	—	289,000
Other accrued expenses	758,000	228,000
Total Current Liabilities	1,110,000	770,000
LONG TERM LIABILITIES:
Deferred tax liability	245,000	—
TOTAL LIABILITIES	1,355,000	770,000
COMMITMENTS AND CONTINGENCIES (Note H)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at March 31, 2026 and December 31, 2025	—	—

Common stock, $0.01 par value; authorized 50,000,000 shares; 22,795,883 and 22,824,009 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	228,000	228,000

Additional paid-in capital	62,506,000	63,426,000

Accumulated deficit	(24,696,000)	(24,092,000)

TOTAL STOCKHOLDERS’ EQUITY	38,038,000	39,562,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,393,000	$40,332,000

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025

REVENUE	$—	$150,000

OPERATING EXPENSES:
Costs of revenue	—	42,000
Professional fees and related costs	775,000	121,000
General and administrative	596,000	602,000
Amortization of patents	44,000	30,000

TOTAL OPERATING EXPENSES	1,415,000	795,000

OPERATING LOSS	(1,415,000)	(645,000)
OTHER INCOME (EXPENSE):
Interest and dividend income, net	384,000	484,000
Gain on equity investment	1,052,000	—
Net realized and unrealized (loss) gain on marketable securities	(287,000)	149,000
Total other income, net	1,149,000	633,000

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(266,000)	(12,000)

INCOME TAX PROVISION:
Current	—	—
Deferred taxes, net	245,000	(111,000)
Total income taxes	245,000	(111,000)

(LOSS) INCOME BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(511,000)	99,000

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	—	(462,000)

NET LOSS	$(511,000)	$(363,000)

Net loss per share:
Basic	$(0.02)	$(0.02)
Diluted	$(0.02)	$(0.02)

Weighted average common shares outstanding:
Basic	22,813,290	22,914,799
Diluted	22,813,290	22,914,799

Cash dividends declared per share	$0.05	$0.05